Exhibit 4.3

                             SUBSCRIPTION AGREEMENT



Emerging Growth Equities, Ltd.
Parkview Tower
1150 First Avenue, Suite 600
King of Prussia, Pennsylvania 19406

I-trax, Inc.
One Logan Square
130 N. 18th Street
Philadelphia, Pennsylvania 19103


Ladies and Gentlemen:

     1.   Private Placement.

         (A) The undersigned investor (the "Investor") is writing to advise you of the terms and conditions under which the Investor is willing to subscribe (the "Offer") for the securities ("Offering"), which are being offered by I-trax, Inc., a Delaware corporation (the "Company") and which are described below. We understand that the Company's exclusive placement agent for the Offering is Emerging Growth Equities, Ltd. (the "Placement Agent"). The Company is offering shares of its Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), at a purchase price of Twenty-Five Dollars ($25.00) per share. The Offering is for up to $25,000,000 of Preferred Stock (or 1,000,000 shares). The Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of I-trax, Inc. is attached to this Subscription Agreement as Exhibit A (the "Designations").

         (B) Investor understands that the Offering is being made pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) of the Securities Act. As such, the Investor understands that the Preferred Stock and the shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable upon conversion of the Preferred Stock (the "Underlying Shares") are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

         (C) We understand that the Preferred Stock is being offered on a "best efforts" basis by the Company through the Placement Agent, during an offering period commencing on December 1, 2003 and continuing until the earlier to occur of (i) the completion of the Offering, (ii) May 19, 2004 (unless extended by agreement of the Company and Placement Agent) or (iii) the termination of the Offering by mutual agreement of the Placement Agent and the Company.



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         (D) The Company will use the proceeds from the Offering to fund a portion of the purchase price the Company expects to deliver to consummate the acquisition contemplated by a Merger Agreement by and among the Company, Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian) ("CHDM") and such other parties as are named therein (the Merger Agreement"), the form of which is attached as Exhibit B to this Subscription Agreement.

     2.   Subscription.

         (A) Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the Investor offers to purchase the number of shares of Preferred Stock as set forth in the Investor Signature Page attached hereto. The Investor understands that the Company has the right to accept or reject this Offer, in whole or in part, for any reason whatsoever. Acceptance of this Offer, subject to the condition set forth in
     Section 3, shall be deemed given by the countersigning of this Subscription Agreement on behalf of the Company.

         (B) If the Company accepts the Offer, the closing of the sale of the Preferred Stock (the "Closing") will be held contemporaneously with the closing of the merger contemplated by the Merger Agreement and the shares of capital stock to be issued pursuant thereto.

         (C) If the Company accepts the Offer, the Investor will pay for the Preferred Stock subscribed for hereunder by wire transfer, to be deposited in a special non-interest bearing escrow account established by the Placement Agent and the Company (the "Escrow Account") with Wachovia Bank, N.A. (the "Escrow Agent"), within 24 hours of written notice from the Company to the Investor stating that the conditions to Closing set forth in
     Section 3 have been satisfied and the Company is prepared to proceed to Closing. Contemporaneously with Investor's delivery of the payment for the Preferred Stock subscribed to hereunder to the Escrow Account, the Company will deliver to the Escrow Agent certificate(s) representing the Preferred Stock subscribed for by the Investor. At Closing, the funds deposited into the Escrow Account will be released to the Company and the certificate(s) representing the Preferred Stock subscribed for by the Investor will be released to the Investor.

         (D) The Investor agrees to comply with the terms of this Subscription Agreement.

     3.   Closing.

         (A) The Investor's obligation to purchase the Preferred Stock pursuant to the terms hereof is subject to the following conditions:

            (a) The merger contemplated by the Merger Agreement shall close substantially in accordance with the terms set forth in the Merger Agreement.

            (b) The stockholders of the Company shall approve the Offering and the merger contemplated by the Merger Agreement.

            (c) The representations and warranties set forth in Sections 4 and 5 below shall be true and correct at and as of the date of the Closing.

            (d) No action, suit, or proceeding shall be pending or threatened against the Company, CHDM or any other party to the Merger Agreement before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent consummation of any of the transactions contemplated by the Merger Agreement, (2) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation, (3) affect adversely the right of the Company to own the capital stock of CHDM following the merger contemplated by the Merger Agreement, or (4) affect adversely the right of each of the Company and CHDM to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) as currently conducted.

            (e) The expected pro forma net income of the Company and CHDM and their respective subsidiaries for calendar year 2003, measured in accordance with the United States generally accepted accounting principles ("GAAP"), before any expenses for, interest, taxes, depreciation and amortization (and excluding non-recurring, non-cash adjustments of approximately $800,000) shall equal approximately $5,500,000.

            (f) No event has occurred subsequent to December 18, 2003, which has led the Company to believe (or which should have led the Company to believe in the exercise of reasonable business judgment) that any material assumption underlying the financial forecast dated December 2003 delivered to Investor is untrue or is more likely that not to become untrue.

            (g) The Company shall have obtained all regulatory approvals and made any filings with The American Stock Exchange ("AMEX") required for the issuance of the Preferred Stock and the Underlying Shares to Investor.

            (h) Each executive officer and director of the Company will execute a Lock-up agreement in the form of Exhibit C to this Agreement.

            (i) The Company shall have obtained stockholder approval for the issuance of the Preferred Stock to Investor.

         (B) I-trax will deliver to the Investor at Closing:

            (a) An opinion of outside counsel for the Company that (i) the Company has the requisite corporate power to issue the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock;
         (ii) both the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock will be, when issued, duly authorized, legally issued, fully paid and nonassessable; (iii) does not conflict with (a) the Certificate of Incorporation or Bylaws of the Company, or (b) any present statute, rule or regulation promulgated by

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         the United States or the General Corporation Law of the State of
         Delaware or (c) any documents filed as exhibits to the Company's filings under the Exchange Act; (iv) the Preferred Stock may be issued without registration under the Securities Act.

            (b) Proof that the Designations have been filed with the Secretary of State of Delaware.

     4. Representations and Warranties of the Investor. The Investor hereby warrants and represents to the Company as follows:

         (A) The Investor has sufficient liquid assets to sustain a loss of the Investor's entire investment in Preferred Stock.

         (B) The Investor is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

         (C) The Company has not made any other representations or warranties to the Investor with respect to the Company except as contained herein or as may have been made pursuant to the investigations referred to in Section 4(F). The Company has not rendered any investment advice to the Investor with respect to the Company.

         (D) The Investor has not authorized any person or institution to act as his (her or its) Purchaser Representative (as that term is defined in Regulation D promulgated under the Securities Act) in connection with this transaction. The Investor has such knowledge and experience in financial, investment and business matters that he (she or it) is capable of evaluating the merits and risks of the prospective investment in the Preferred Stock. The Investor has consulted with such independent legal counsel or other advisers as he (she or it) has deemed appropriate to assist the Investor in evaluating the proposed investment in the Preferred Stock.

         (E) The Investor (i) has adequate means of providing for his (her or its) current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Preferred Stock; (ii) can afford
     (a) to hold the Preferred Stock for an indefinite period of time and (b) sustain a complete loss of the entire amount of the subscription; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

         (F) The Investor had an opportunity to review the public filings made by the Company with the Securities and Exchange Commission (the "Commission") (Web Site: www.sec.gov; Central Index Key No. 0001110189), including without limitation, the Company's 2002 Annual Report on Form 10-KSB; the Company's 2003 Proxy Statement; the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and the Company's Current Reports on Form 8-K filed or furnished on April 22, 2003, May 19, 2003, August 15, 2003 (two reports filed), October 17, 2003, and November 17, 2003. The Investor has read and carefully considered the Risk Factors and other material contained in such public filings. In the event the Investor did not have access to the Internet, the Investor acknowledges that he (she or it) has had an opportunity to ask the Company to provide paper copies of such public filings and, if the Investor made such a request, the Company delivered such paper copies to the Investor. The Investor has also been afforded the opportunity to ask questions of, and receive answers from, the officers

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     and/or directors of the Company concerning the terms and conditions of the
     Offering and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself (herself or itself) of such opportunity to the extent the Investor considers it appropriate in order to permit the Investor to evaluate the merits and risks of an investment in the Preferred Stock. Neither such inquiries nor any other investigations conducted by or on behalf of Investor or its counsel shall modify, amend or otherwise affect Investor's right to rely on the truthfulness and completeness of the disclosure contained in the Company's public filings listed in this Section 4(F) or the representations and warranties of the Company contained in this Subscription Agreement. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by the Investor during reasonable business hours at the Company's principal place of business. The Investor further acknowledges that, in making the Investor's investment decision in the Preferred Stock, the Investor is relying upon his (her or its) own investment judgment.

         (G) The Investor acknowledges that the Preferred Stock and the Underlying Shares have not been registered under the Securities Act in reliance on an exemption from registration for transactions by an issuer not involving a public offering, and the Investor is purchasing the Preferred Stock without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act.

         (H) The Investor further acknowledges that the Offering has not been passed upon or the merits thereof endorsed or approved by any state or Federal authority.

         (I) The Preferred Stock being subscribed for is being acquired by the Investor solely for the account of the Investor for personal investment and not with a view to, or for resale in connection with, any distribution. The Investor does not intend to dispose of all or any part of the Preferred Stock or the Underlying Shares except in compliance with the provisions of the Securities Act and applicable state securities laws.

         (J) The Investor will not sell, transfer, pledge or otherwise dispose of or encumber the Preferred Stock (including the Underlying Shares) except pursuant to a registration statement or unless prior to any such sale, transfer, pledge, disposition or encumbrance, the Investor furnishes the Company and its transfer agent with an opinion of counsel satisfactory to the Company in form and substance that registration under the Securities Act or applicable state securities laws is not required. Notwithstanding the above limitation on sales, transfers, pledges, dispositions or encumbrances, the Preferred Stock may be pledged as collateral in connection with a bona fide margin account or other lending arrangement without any legal opinion or prior notice.





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

         (K) The Investor acknowledges that the Company will insert the following or similar legend on the certificates evidencing the Preferred Stock and the Underlying Shares, if required to comply with Federal and state securities laws:

                  "These securities have not been registered under the Securities Act of 1933, as amended (the "Act") or under the securities laws of any state. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such act or an opinion of counsel reasonably satisfactory to the company that such registration is not required pursuant to a valid exemption therefrom under the Act."

         (L) Investor is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

         (A) Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where failure to do so could reasonably be expected to have a material adverse effect on the business, operations, results of operations, properties (including intangible properties), conditions (financial or otherwise), assets or liabilities (including contingent liabilities) of the Company or result in the inability of the Company to timely perform its obligations under this Subscription Agreement (a "Material Adverse Effect"). The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it except where failure to do so could reasonably be expected to have a Material Adverse Effect. The Company is not in default under or in violation of any provision of its organizational documents, charter or bylaws.

         (B) Authorization. The Company has the full power and authority (including full corporate power and authority) to execute, deliver and perform this Subscription Agreement and to enter into and consummate the Offering. This Subscription Agreement, when accepted by the Company, will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity. Other than filings required by Regulation D under the Securities Act and state securities law filings and other filings referred to in the Merger Agreement, the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency to consummate the transactions contemplated by this Subscription Agreement.

         (C) Capitalization. The entire authorized capital stock of the Company consists of 102,000,000 shares, of which 100,000,000 shares are designated as Common Stock of which 13,766,817 shares are issued and outstanding, and of which 2,000,000 shares are designated as preferred stock, par value $0.001 per share, none of which is issued or outstanding. At Closing, 1,350,000 shares of preferred stock, par value $0.001 per share, shall be designated as Series A Convertible Preferred Stock and have the rights, preferences and limitations set forth in the Designations. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights. Except as set forth in SEC Reports (defined below), there are no outstanding options, warrants or rights to purchase or acquire from the Company any capital stock of the Company, and there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which the Company is bound to issue any additional shares of its capital stock or other securities (other than this Subscription Agreement and the issuances contemplated by the Offering).

         (D) Issuance of the Preferred Stock. At Closing, the Preferred Stock will be duly, authorized and, when issued and paid for in accordance with this Subscription Agreement, will be validly issued, fully paid and nonassessable, and is not subject to any preemptive rights. Prior to Closing, the Company will reserve from its duly authorized capital stock a number of shares of Preferred Stock required for issuance upon purchase of the Preferred Stock and a number of shares of Common Stock required for issuance of the Underlying Shares upon conversion of the Preferred Stock. Following Closing, the Underlying Shares, when issued in accordance with the Designations, will be validly issued, fully paid and nonassessable, and not subject to any preemptive rights. Assuming the accuracy of the Investor's representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Preferred Stock by the Company to the Investors as contemplated hereby or the issuance of the Underlying Shares upon conversion thereof. The issuance and sale of the Preferred Stock does not contravene the rules and regulations of the AMEX.

         (E) Filings with the SEC. The Company has made all filings with the Commission that it has been required to make since January l, 2001 under the Securities Act and the Exchange Act (collectively the "SEC Reports") in accordance within the time requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Each of the SEC Reports has complied with the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Reports in all material respects. None of the SEC Reports, as of its applicable date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has advised Investor that a correct and complete copy of each SEC Report (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.gov, a website maintained by the Commission where Investors may view such SEC Reports.





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

         (F) Financial Statements. The consolidated financial statements of the Company and its Subsidiaries (defined below) included in the SEC Reports have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-QSB of the Commission), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, present fairly the results of operations of the Company and its Subsidiaries for such periods (subject to normal year-end adjustments, which will not be material individually or in the aggregate) and the financial condition of the Company and its Subsidiaries at the end of such periods, and are consistent with the books and records of the Company and its Subsidiaries.

         (G) Material Changes. Except as disclosed in the SEC Reports, and except for the transactions contemplated by the Merger Agreement and the proposed Offering, since the date of the latest SEC Report, there has not been any: (i) change, event, condition (financial or otherwise) or state of circumstances or facts in the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, which could reasonably be expected to result in a Material Adverse Effect; or
     (ii) other transactions material to the Company and its Subsidiaries taken as a whole.

         (H) Noncontravention. Neither the execution and the delivery of this Subscription Agreement, nor the consummation of the Offering, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company or any of its Subsidiaries is subject or any provision of their respective certificates of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest on any of its assets), excluding from the foregoing clauses (i) and (ii) violations or conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         (I) Subsidiaries. The Company has no direct or indirect subsidiaries (each a "Subsidiary," and collectively, "Subsidiaries") except as described in the SEC Reports and except for DCG Acquisition, Inc. and CHDM Healthcare, LLC, both of which were formed in connection with the transactions contemplated by the Merger Agreement. All the issued and outstanding shares of capital stock or other equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and free of preemptive or similar rights. The Company owns all of the issued and outstanding shares of capital stock other equity interests of each Subsidiary.

         (J) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) (collectively, an "Action") which: (i) adversely affects or challenges the legality, validity or enforceability of this Subscription Agreement or the Preferred Stock or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is or has been the subject of any Action involving a claim of violation of or liability under Federal or state securities laws. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act.

         (K) Legal Compliance. Each of the Company, its Subsidiaries and their respective predecessors and Affiliates (as defined in Rule 12b-2 of the regulations promulgated under the Exchange Act) has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Federal, state, local, and foreign governments (and all agencies thereof) except where failure to comply with such laws would not, individually or in the aggregate, have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (L) Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from AMEX to the effect that the Company is not in compliance with the listing or maintenance requirements of AMEX. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

         (M) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company's certifying officers have evaluated the effectiveness of the

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     Company's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-QSB for the quarter ended September 30, 2003 (such date, the "Evaluation Date"). The Company presented in the Form 10-QSB) for the quarter ended September 30, 2003 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-B under the Exchange Act).

         (N) Solvency. Based on the financial condition of the Company and CHD Meridian and their respective subsidiaries (the "Combined Entities") as of the date of the Closing (and assuming that the Closing shall have occurred), (i) the Combined Entities' fair saleable value of their assets exceeds the amount that will be required to be paid on or in respect of the Combined Entities existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Combined Entities' assets do not constitute unreasonably small capital to carry on their businesses or the current fiscal year as now conducted and as proposed to be conducted including their capital needs taking into account the particular capital requirements of the business conducted by the Combined Entities and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Combined Entities, together with the proceeds the Combined Entities would receive, were they to liquidate all of their assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of their debts when such amounts are required to be paid. The Combined Entities do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

         (O) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (P) No Additional Agreements. Other than in connection with the Merger, the Company does not have any additional agreement or understanding with any Investor with respect to issuance of Preferred Stock other than as set forth in this Subscription Agreement.

         (Q) Disclosure. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (R) S-3 Eligibility. The Company is eligible to utilize the Registration Statement on Form S-3 to register the resale of securities under the Securities Act.

     6. Registration Rights. The Company grants registration rights to the Investor under the following terms and conditions:

         (A) The Company will prepare and file with the Commission, within thirty (30) days of the Closing a registration statement (on Form S-3, or

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     other appropriate registration statement form) under the Securities Act
     (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 6(E) below), in respect of the Investor, so as to permit a non-underwritten public offering and resale of the Underlying Shares under the Securities Act ("Registrable Securities") by the Investor as a selling stockholder.

         (B) The Company will use its reasonable best efforts to cause such Registration Statement to become effective as soon as possible after the Closing, but in any event within one hundred twenty (120) days from the Closing, including using its best efforts to respond to any comments on the Registration Statement that the Company receives from the Commission within ten (10) days following receipt thereof, or, if earlier, effective within five (5) days of Commission clearance to request acceleration of effectiveness. The number of shares designated in the Registration Statement to be registered shall include all of the Registrable Securities and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Investor of the effectiveness of the Registration Statement within one business day of such event. In the event that the number of shares so registered shall prove to be insufficient to register the resale of all of the Underlying Shares, then the Company shall be obligated to file, within thirty (30) days of notice from any Investor, a further Registration Statement registering such remaining shares and shall use its reasonable best efforts to prosecute such additional Registration Statement to effectiveness as soon as possible after the filing thereof, but in any event within one hundred twenty (120) days of the date of such notice.

         (C) No fewer than five (5) business days prior to the initial filing of a Registration Statement and no fewer than two (2) business days prior to the filing of any amendment or supplement thereto, Company will furnish to Investor, a copy of the proposed selling stockholder section, as it pertains to the Investor, of the document to be filed and a copy of the section of the document to be filed regarding the manner of sale of the Investor's Registrable Securities (excluding those incorporated or deemed to be incorporated by reference and any other disclosure therein which could reasonably be deemed material nonpublic information concerning the Company). The Company shall not file any such Registration Statement or any amendments or supplements thereto if the Investor shall reasonably object on a timely basis to the proposed selling stockholder section, as it pertains to the Investor, or the proposed manner of sale of the Investor's Registrable Securities included in such Registration Statement.

         (D) The Company will maintain the Registration Statement effective under the Securities Act until the earlier of (i) the date that none of the Registrable Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (iii) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) all Registrable Securities may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company, which counsel and opinion shall be reasonably acceptable to the Investor and the Company's transfer agent (the "Effectiveness Period").

         (E) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement and in complying with applicable Federal and state securities laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investors shall bear the cost of brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of their counsel. The Company shall qualify any of the Registerable Securities for sale in such states as any Investor reasonably designates. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state. The Company at its expense will supply the Investors with copies of the applicable Registration Statement and any prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investors.

         (F) In the event that the Registration Statement to be filed by the Company pursuant to Section 6(A) above is not filed with the Commission within thirty (30) days of the Closing, then the Company will issue to Investor, at no additional cost, as compensation for such failure and not as a penalty, additional shares of Preferred Stock in an amount equal to one percent (1%) of the Preferred Stock purchased from the Company and held by the Investor and, until such Registration Statement has been filed, for every subsequent thirty (30) days the Company does not file such Registration Statement, the Company will issue to Investor, at no additional cost, as compensation for such failure and not as a penalty, additional shares of Preferred Stock in an amount equal to one percent (1%) of the Preferred Stock purchased from the Company and held by the Investor. Any additional issuances of Preferred Stock pursuant to this Section 6(F) shall not relieve the Company from its obligations to register the Registerable Securities pursuant to this Section. The Registration Statement required to be filed pursuant to Section 6(A) shall register the non-underwritten public offering and resale of the Underlying Shares issued or issuable upon conversion of any Preferred Stock issued pursuant to this
     Section 6(F). The liquidated damages set forth in this Section 6(F) are not the sole remedy of Investor hereunder or under applicable law.

         (G) In the case of each registration effected by the Company pursuant to any section herein, the Company will keep each Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

            (i) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such registration statement;

            (ii) Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of the stockholders, prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Investors, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; provided that, for not more than fifteen (15) consecutive business days, and not more than twice in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company the public disclosure of which at the time is not, in the good faith opinion of the Board of Directors of Company in the best interests of the Company and which may, based on the written advice of outside counsel, be delayed under applicable law or regulation (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify each Investor in writing of the existence of (but in no event, without the prior written consent of such Investors, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise each Investors in writing to cease all sales under such registration statement until the termination of the Allowed Delay;

            (iii) Use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Investor (and, in the event of an underwritten offering, the managing underwriter) of the issuance of such order and the resolution thereof;

            (iv) Cause all Underlying Shares which are registered in accordance with the provisions herein, to be listed or included for quotation on each exchange on which shares of the Common Stock are then listed or included for quotation;

            (v) Provide a transfer agent and registrar for all such Underlying Shares and CUSIP number for all such Underlying Shares in each case not later than the effective date of such registration statement; and

            (vi) Otherwise comply with all applicable rules and regulations of the Commission.

            (vii) In the event of a transfer of the Underlying Shares utilizing the prospectus included within any of the registration statements covered by this Section 6, cause its counsel to issue a legal opinion permitting such transfer and cause its transfer agent to reissue a new certificate representing such Underlying Shares without a restrictive legend, in each case without charge to the Investor.

         (H) In the event the Investor receives notice from the Company of material non-public information giving rise to an Allowed Delay pursuant to
     Section 6(G)(ii) of this Subscription Agreement, the Investor will cease all sales of Underlying Shares under the relevant registration statement until the termination of such Allowed Delay.

         (I) To the extent the Investor includes any Underlying Shares in a registration statement pursuant to the terms hereof, the Company agrees to indemnify and hold harmless Investor, its directors and officers, shareholders, members and investment managers, and each person, if any, who controls the Investor within the meaning of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigations, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) or in connection with any investigation or inquiry arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to Investor by or on behalf of Investor expressly for use in such registration statement, any prospectus contained therein or any amendment or supplement thereto, contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto. This indemnity shall be in addition to any liability the Company may have to Investor otherwise. If any action is brought against the Investor or any other person the Company is obligated hereby to indemnify, then such person promptly shall notify the Company in writing of such action.

         (J) To the extent Investor includes any Underlying Shares in a registration statement pursuant to the terms hereof, Investor will indemnify and hold harmless the Company, its directors and officers and any controlling person from and against, and will reimburse the Company, its directors and officers and any controlling person with respect to, any and all loss, damage, liability, cost or expense to which the Company, its directors and officers or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in such registration statement, any prospectus contained therein or any amendment or supplement thereto, and provided further, that the maximum amount that may be recovered from Investor shall be limited to the amount of proceeds received by Investor from the sale of such Underlying Shares.

         (K) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable hereunder to the extent permitted by law, provided that
     (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification pursuant to the provisions hereof, (ii) no seller of securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any seller of securities who was not guilty of such fraudulent misrepresentation, and (iii) the amount of the contribution together with any other payments made in respect of such loss, damage, liability or expense, by any seller of securities shall be limited to the net amount of proceeds received by such seller from the sale of such securities.

         (L) The Investor will cooperate with the Company in connection with this Subscription Agreement, including (i) completing the questionnaire attached as Exhibit D to this Subscription Agreement, which includes all information regarding the Investor and proposed manner of sale of securities required to be disclosed in any registration statement filed in accordance with this Section 6, and delivering such questionnaire by the later of five (5) days after the Closing or three (3) days after receipt, pursuant to Section 6(C) of the draft disclosure to be included in the initial Registration Statement; and (ii) executing and returning all other documents, and providing any information, reasonably requested by the Staff of the SEC. Nothing in this Subscription Agreement shall obligate Investor to consent to be named as an underwriter in any registration statement. The obligation of the Company to register the Investor's Underlying Shares shall be absolute and unconditional as to those securities which the Commission permits to be registered without naming the Investor as an underwriter.

     7. Additional Covenants of the Company. The Company covenants and agrees as follows:

         (A) Furnishing of Information. As long as investor owns the Preferred Stock of Underlying Shares the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as Investor owns such securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell Underlying Shares under Rule 144.

         (B) Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors.

         (C) Non-Public Information. The Company covenants and agrees that, following the Closing, neither it nor any other Person acting on its behalf will provide investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto investor shall have executed a written agreement regarding the confidentiality and use of such information.

         (D) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Investor and the Company will be entitled to specific performance of this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         (E) Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of Investor arising directly or indirectly, hereunder or any document executed and delivered by Investor pursuant to this Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of Investor shall be personally liable for any liabilities of Investor.

     8.   Legends.

         FOR RESIDENTS OF ALL STATES: THE PREFERRED STOCK AND UNDERLYING SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE PREFERRED STOCK AND UNDERLYING SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         THE PREFERRED STOCK AND UNDERLYING SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY

     IS UNLAWFUL.

     9. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Investor, the Investor does not thereby or in any manner waive any rights granted to the Investor under Federal or state securities laws.

     10. Independent Nature of Investor's Obligations and Rights. The obligations of the Investor under this Agreement and any other documents delivered in connection herewith (collectively, the "Transaction Documents") are several and not joint with the obligations of any other purchaser of Preferred Stock, and the Investor shall not be responsible in any way for the performance of the obligations of any other purchaser of Preferred Stock under any Transaction Document. The decision of the Investor to purchase Preferred Stock pursuant to the Transaction Documents has been made by the Investor independently of any other purchaser of Preferred Stock. Nothing contained herein or in any Transaction Document, and no action taken by any purchaser of Preferred Stock pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers of Preferred Stock are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Investor acknowledges that no other purchaser of Preferred Stock has acted as agent for the Investor in connection with making its investment hereunder and that no other purchaser of Preferred Stock will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser of Preferred Stock to be joined as an additional party in any proceeding for such purpose.

     11. Revocation. The Investor shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the Investor made hereunder, except as set forth herein, and that this Subscription Agreement shall survive the death or disability of the Investor.

     12. Termination of Subscription Agreement. If the Company elects to cancel this Subscription Agreement, provided that it returns to the Investor, without interest and without deduction, all sums paid by the Investor, this Offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. This Subscription Agreement shall terminate on June 30, 2004 if Closing hereunder shall not have occurred by such date.

     13.  Miscellaneous.

         (A) All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier service to the Investor at his address set forth below, to the Company and the Placement Agent at the addresses set forth herein.

         (B) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

         (C) The representations and warranties set forth in this Subscription Agreement shall survive the execution thereof for a period of two years following the date of the Closing. The covenants set forth in this Subscription Agreement shall survive the execution thereof in accordance with their terms.

         (D) This Subscription Agreement shall be governed by the laws of the State of Delaware as a contract entered into between residents of such state.



        INVESTOR SIGNATURE PAGE FOR I-TRAX, INC. SUBSCRIPTION AGREEMENT
           Please print or type, Use ink only. (All Parties Must Sign)

The Investor hereby certifies that he (she or it) (i) has received and relied upon this Subscription Agreement and its respective exhibits, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth herein and (iv) is a resident of the state or foreign jurisdiction indicated below.

Dollar Amount of Preferred Stock Subscribed for: $_________________________


--------------------------------------------                       If other than individual check one and indicate
Name of Investor (Print)                                           capacity of signatory under the signature:
                                                                   [ ] Trust
                                                                   [ ] Estate
--------------------------------------------                       [ ] Uniform   Gifts  to  Minors  Act, State of __________
Name of Joint Investor (if any) (Print)                            [ ] Attorney-in-fact
                                                                   [ ] Corporation
                                                                   [ ] Other

--------------------------------------------
Signature of Investor
                                                                   If Joint Ownership, Check one:
                                                                   [ ] Joint Tenants with Right of Survivorship
                                                                   [ ] Tenants in Common
--------------------------------------------                       [ ] Tenants by the Entirety
Signature of Joint Investor (if any)                               [ ] Community by Property

--------------------------------------------
Capacity of Signatory (if applicable)                              Backup Withholding Statement:
                                                                   Please  check  this  box  only if the  investor  is
                                                                   subject to backup withholding


Social Security or Taxpayer Identification Number

-------------------------------------------------

Investor Mail Address:

--------------------------------------------------

Street Address

--------------------------------------------------
City                   State          Zip Code

Telephone: (         )                         Fax: (       )
-----------------------------------------------------------------------


Email:_____________________________________________

Address for Delivery of Shares of Preferred Stock (if different from above):

--------------------------------------------------

--------------------------------------------------
City                   State          Zip Code




The  investor  agrees to the terms of this  Agreement  and,  as  required by the
Regulations  pursuant to the Internal  Revenue Code,  certifies under penalty of perjury that (1) the Social  Security Number or Taxpayer  Identification  Number
and address provided above is correct, (2) the investor is not subject to backup withholding  (unless the Backup  Withholding  Statement  box is checked)  either because he has not been notified that he is subject to backup  withholding  as a result of a failure to report all  interest or dividends or because the Internal
Revenue  Service  has  notified  him  that he is no  longer  subject  to  backup
withholding  and  (3)  the  investor  is  not  a  nonresident   alien,   foreign
partnership, foreign trust or foreign estate.

THE  SUBSCRIPTION  FOR  PREFERRED  STOCK OF  I-TRAX,  INC.  BY THE  ABOVE  NAMED
INVESTOR(S) IS ACCEPTED THIS ________ DAY OF ______________________, 2003.

I-TRAX, INC.

By:_____________________________________
Name: Frank A. Martin
Title:   CEO


                       AMENDMENT TO SUBSCRIPTION AGREEMENT
                       -----------------------------------

I-trax, Inc.
One Logan Square
130 N. 18th Street
Philadelphia, Pennsylvania 19103


     Re: Subscription Agreement Between I-trax, Inc. And the Undersigned Accepted as of December 26, 2003 (the "Subscription Agreement")

Ladies and Gentlemen:

                  Reference is made to the Subscription Agreement. Capitalized terms used herein and not otherwise defined herein have the meaning given to such terms in the Subscription Agreement.

                  Investor and the Company desire to amend the Subscription Agreement in the manner provided below. Accordingly, Investor and the Company, intending to be legally bound, hereby acknowledge and agree as follows:

                  1. Section 3(A)(e) of the Subscription Agreement be and it hereby is amended and restated in its entirety as follows:

                           (e)      [Intentionally Deleted]

                  2. Section 3(A)(f) of the Subscription Agreement be and it hereby is amended and restated in its entirety as follows:

                           (f)      [Intentionally Deleted]

                  3. The form of Designations attached as Exhibit A to the Subscription Agreement be and it is hereby amended and restated in its entirely in the form of Designations attached as Exhibit A to this Amendment.

                  4. This Amendment shall be governed by the laws of the State of Delaware as a contract entered into between residents of such state.

                  5. Except as expressly modified by this Amendment, the terms and provisions of the Subscription Agreement shall remain in full force and effect and effect and references in the Subscription Agreement to "this Agreement", "the Agreement", "hereunder", "herein", "hereof" and words of like effect shall mean the Subscription Agreement as amended by this Amendment. If there is any conflict between the provisions of the Subscription Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

                  6. This Amendment may be changed, modified or amended only by an agreement in writing signed by the Company and the Investor.

                  7. This Amendment may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.





































                     [Signatures appear on following page.]

  INVESTOR SIGNATURE PAGE FOR I-TRAX, INC. AMENDMENT TO SUBSCRIPTION AGREEMENT
           Please print or type, Use ink only. (All Parties Must Sign)


INVESTOR


--------------------------------------------------
Name of Investor (Print)

--------------------------------------------------
Name of Joint Investor (if any) (Print)


--------------------------------------------------
Signature of Investor


--------------------------------------------------
Signature of Joint Investor (if any)

--------------------------------------------------
Capacity of Signatory (if applicable)

--------------------------------------------------
Social Security or Taxpayer Identification Number

Investor Mail Address:

--------------------------------------------------
Street Address

--------------------------------------------------
City                       State          Zip Code

Telephone: (  )            Fax: (  )
--------------------------------------------------


Email:_____________________________________________

Address for Delivery of Shares of Preferred Stock (if different from above):

--------------------------------------------------

--------------------------------------------------
City                       State          Zip Code




I-TRAX, INC.

By:_____________________________________
Name: Frank A. Martin
Title:   CEO
Date: